             SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------

                                   FORM 8-K/A

                               (AMENDMENT NO. 1)*

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): March 2, 2000


                              IBS INTERACTIVE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         DELAWARE                      0-24073                   13-3817344
      (STATE OR OTHER                (COMMISSION                (IRS EMPLOYER
       JURISDICTION                  FILE NUMBER)            IDENTIFICATION NO.)
     OF INCORPORATION)


 2 RIDGEDALE AVENUE, SUITE 350, CEDAR KNOLLS, NEW JERSEY            07927
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


  Registrant's telephone number, including area code: (973) 285-2600



*Item 2 and Item 7 of the Form 8-K, filed March 24, 2000 are being amended hereby to revise Item 2 and to include in Item 7 the financial statements of the business acquired and pro forma financial information.
=======================================================================

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     As announced in its press release of Thursday, March 2, 2000, on March 1, 2000, IBS Interactive, Inc. ("IBS") entered into an Agreement and Plan of Merger (the "Agreement") with Sean D. Mann, Roy E. Crippen III, Michael Mandt, Ali A. Husain, Robert E. Siegmann, digital fusion, inc. a Florida corporation ("digital fusion"), and Digital Fusion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBS ("DFAC"). Pursuant to the terms of the Agreement, digital fusion merged with DFAC and became the surviving entity. In exchange for all of the issued and outstanding shares of digital fusion, IBS issued: (i) 925,000 shares of its unregistered common stock, par value $.01 per share (the "Common Stock"), and reserved an additional 50,000 shares of Common Stock for potential later issuance subject to certain adjustments and (ii) a three-year subordinated note accruing 6% interest. IBS also assumed debt totaling approximately $4.2 million ($3.3 million of which is secured in the Company's assets). digital fusion provides e-Business services and is based in Tampa, Florida.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            1. Audited financial statements of digital fusion, inc. as of and for the years ended December 31, 1999 and 1998, which includes the following:

                a.   Balance Sheets;

                b.   Statements of Operations;

                c.   Statements of Shareholders' Equity;

                d.   Statements of Cash Flows; and

                e.   Notes to Financial Statements.

                         digital fusion, inc.
                     INDEX TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1999 AND 1998


                                                                       PAGE

  Reports of Independent Certified Public Accountants...................4

  Balance Sheets as of December 31, 1999 and 1998.......................6

  Statements of Operations for the years ended
    December 31, 1999 and 1998..........................................7

  Statements of Shareholders' Equity for the years
    ended December 31, 1999 and 1998....................................8

  Statements of Cash Flows for the years
    ended December 31, 1999 and 1998....................................9

  Notes to Financial Statements........................................10

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
digital fusion, inc.

We have audited the accompanying balance sheet of digital fusion, inc. as of December 31, 1999, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of digital fusion, inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        /s/ BDO SEIDMAN, LLP




BDO Seidman, LLP

Woodbridge, New Jersey
May 4, 2000

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
digital fusion, inc.

We have audited the accompanying balance sheet of digital fusion, inc. (formerly ROI Consulting, Inc.) (the Company) as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of digital fusion, inc. (formerly ROI Consulting, Inc.) as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                        /s/ ERNST & YOUNG LLP






Ernst & Young, LLP

Tampa, Florida
March 31,1999
                         digital fusion, inc.
                            BALANCE SHEETS
                      DECEMBER 31, 1999 AND 1998


December 31,                                               1999            1998
--------------------------------------------------------------------------------
Assets
Current:
  Cash and cash equivalents                         $    40,381        $254,702
  Accounts receivable, net of allowance for
    doubtful accounts of $315,000 and $5,000 in
    1999 and 1998, respectively                       1,649,296         379,072
  Due from related party                                281,656               -
  Prepaid expenses and other current assets              90,039           4,812
--------------------------------------------------------------------------------
         Total current assets                         2,061,372         638,586
Property, equipment and software, net                 1,228,174          17,976
Intangible assets, net                                6,702,540               -
Other assets                                             55,346             292
--------------------------------------------------------------------------------
         Total assets                               $10,047,432        $656,854
--------------------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
  Borrowings - line of credit                       $ 3,323,113        $      -
  Accounts payable                                      167,448           2,280
  Due to related party                                  408,757               -
  Accrued expenses                                      539,718         204,886
  Income taxes payable                                        -           1,423
  Deferred income tax liability                               -           5,063
  Deferred revenue                                      118,470               -
--------------------------------------------------------------------------------
         Total current liabilities                    4,557,506         213,652
Long-term notes payable                                 827,500               -
Convertible subordinated debentures                   3,000,000               -
--------------------------------------------------------------------------------
         Total liabilities                            8,385,006         213,652
--------------------------------------------------------------------------------
Shareholders' equity:
  Common stock, $.01 par value -3,500,000
    authorized; 3,500,000 and 1,020,000 shares,
    issued and outstanding at December 31, 1999
    and 1998, respectively                               35,000          10,200
  Additional paid-in capital                          2,645,060          94,860
  Retained earnings (accumulated deficit)            (1,017,634)        338,142
--------------------------------------------------------------------------------
         Total shareholders' equity                   1,662,426         443,202
--------------------------------------------------------------------------------
         Total liabilities and shareholders'
           equity                                   $10,047,432        $656,854
--------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                         digital fusion, inc.
                       STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


 YEAR ENDED DECEMBER 31,                                    1999           1998
 -------------------------------------------------------------------------------
 Revenues                                            $ 9,561,238     $2,834,257
 Cost of revenues                                      6,113,213      2,163,773
 -------------------------------------------------------------------------------
          Gross profit                                 3,448,025        670,484
 Selling, general and administrative expenses          2,990,623        269,036
 Depreciation                                            213,647          5,901
 Amortization of intangible assets                     1,182,801              -
 -------------------------------------------------------------------------------
          Operating income (loss)                       (939,046)       395,547
 Interest (expense) income, net                         (421,793)        11,797
 -------------------------------------------------------------------------------
          Income (loss) before provision
            (benefit) for income taxes                (1,360,839)       407,344
 Provision (benefit) for income taxes                     (5,063)       156,805
 -------------------------------------------------------------------------------
  Net income (loss)                                  $(1,355,776)    $  250,539
 -------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                         digital fusion, inc.
                  STATEMENTS OF SHAREHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                             Retained
                          Common Stock         Additional    earnings
                     ------------------------    paid-in   (accumulated
                       Shares      Amount        capital     deficit)      Total
 -----------------------------------------------------------------------------------
 Balance at
   December 31, 1997    510,000    $  5,100    $        -  $    87,603   $   92,703
 Net income                                                    250,539      250,539
 Common stock
 issued pursuant to
 stock purchase         510,000       5,100        94,860                    99,960
 -----------------------------------------------------------------------------------
 Balance at
   December 31, 1998  1,020,000      10,200        94,860      338,142      443,202
 Net loss                                                   (1,355,776)  (1,355,776)
 Contribution of
   PowerCerv stock
   owned by
   shareholder in
   return for
   common stock       1,680,000      16,800     1,558,200            -    1,575,000
 Sales of common
   stock to
   shareholder          800,000       8,000       992,000            -    1,000,000
 -----------------------------------------------------------------------------------
 Balance at
   December 31,
   1999               3,500,000     $35,000    $2,645,060  $(1,017,634)  $1,662,426
 -----------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.


                         digital fusion, inc.
                       STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


 YEAR ENDED DECEMBER 31,                                    1999           1998
 -------------------------------------------------------------------------------
 Cash flows from operating activities:
   Net income (loss)                                 $(1,355,776)      $250,539
   Adjustments to reconcile net income (loss) to
     net cash provided by operating activities:
       Depreciation and amortization                   1,396,448          5,901
       Deferred tax expense (benefit)                     (5,063)         2,595
       Changes in operating assets and
         liabilities, net of effects of
         PowerCerv acquisition:
         Accounts receivable                              73,419       (160,072)
         Amounts due to/from related party               127,101              -
         Prepaid expenses and other current
          assets                                         (81,180)        (1,644)
         Income taxes receivable                               -          3,307
         Accounts payable                                165,168        (59,503)
         Accrued expenses                                102,149        (65,423)
         Income taxes payable                             (1,423)         1,423
         Deferred revenue                                (17,794)             -
 -------------------------------------------------------------------------------
            Net cash provided by (used in)
              operating activities                       403,049        (22,877)
 -------------------------------------------------------------------------------

 Cash flows from investing activities:
   Capital expenditures - property and equipment        (140,846)       (13,943)
   PowerCerv acquisition and related costs            (2,632,841)             -
   Purchases of software technology                     (895,750)             -
 -------------------------------------------------------------------------------
            Net cash used in investing activities     (3,669,437)       (13,943)
 -------------------------------------------------------------------------------

 Cash flows from financing activities:
   Proceeds from issuance of common stock              1,000,000         99,960
   Line of credit proceeds, net                        3,323,113              -
   Proceeds from convertible subordinated
     debentures                                        3,000,000              -
   Repayments of notes payable                        (4,271,046)             -
 -------------------------------------------------------------------------------
            Net cash provided by financing
              activities                               3,052,067         99,960
 -------------------------------------------------------------------------------
 Increase (decrease) in cash and cash equivalents       (214,321)        63,140
 Cash and cash equivalents, beginning of year            254,702        191,562
 -------------------------------------------------------------------------------
 Cash and cash equivalents, end of year           $        40,381      $254,702
 -------------------------------------------------------------------------------

                                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          GENERAL

  1.    Organization and  digital fusion,  inc. (formerly ROI Consulting,  Inc.)
        Nature of         (the  "Company")  was  organized  in  May  1997  as  a
        Business (see     Florida  corporation.  The Company provides e-Business
        Note 14)          and  information  technology  consulting and education
                          services to a wide array of commercial businesses  and
                          governmental entities.  The Company   has   its   main
                          administrative office in Tampa, Florida along with regional offices in Minnesota, Florida, Michigan and Alabama.

                          ACQUISITION

                          On March 31, 1999, the Company acquired certain assets of the General Consulting and Education division of PowerCerv Technologies Corporation ("PowerCerv"), in exchange for $2,455,000 of cash, $5,098,546 of notes payable and 700,000 shares of PowerCerv stock owned by the Company (see note 12). To finance a portion of the acquisition, the Company sold 800,000 shares of common stock for $1,000,000 to an existing shareholder and officer. The value of the consideration and the direct costs of the acquisition ($9.2 million) less the fair value of the net assets acquired ($1.3 million) resulted in goodwill of approximately $7.9 million, which is being amortized over an estimated life of five years.

                          The following summarized unaudited pro forma information for the year ended December 31, 1999 assumes that the PowerCerv acquisition occurred on January 1, 1999.


                         -------------------------------------------------------
                         Net revenues                               $12,100,000
                         Operating loss                              (1,103,000)
                         Net loss                                    (1,529,000)
                         -------------------------------------------------------



                          The pro forma operating results reflect estimated pro forma adjustments for the amortization of intangibles arising from the acquisition ($388,000) additional interest expense from debt related to the acquisition ($9,000) and the operating results of PowerCerv through March 1999. Pro forma results of operations information is not necessarily indicative of the results of operations that would have occurred had the acquisition been consummated at the beginning of 1999, or of future results of the combined companies.

  2.    Summary of        REVENUE RECOGNITION
        Significant
        Accounting        Revenue is  recognized  as services  are  rendered and
        Policies          performance   obligations   are  fulfilled.   Deferred
                          revenue is recorded  for any payments  received  prior
                          to  the  services   being   performed  or  performance
                          obligations fulfilled.

                          CASH AND CASH EQUIVALENTS

                          The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents.

                          INCOME TAXES

                          The Company has elected, as of January 1, 1999, under the applicable provisions of the Internal Revenue Code and applicable state code, to report its results of operations for income tax purposes as an "S" Corporation. Under those regulations, the shareholders individually assume the income tax liability or benefits of the Company's net income or loss.

                          Prior to 1999, the Company reported its results of operations for income tax purposes as a "C" Corporation and accounted for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of the change in the Company's tax status was recognized in 1999. Accordingly, the Company's benefit for federal and state income taxes for the year ended December 31, 1999 of $5,063 is comprised of the effects of reducing previously recorded deferred income tax liabilities.

                          FAIR VALUE OF FINANCIAL INSTRUMENTS

                          The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable and convertible subordinated debentures. The carrying value of these financial instruments approximate the instruments' fair values at December 31, 1999 and 1998.

                          CONCENTRATION OF CREDIT RISK

                          Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company continually evaluates the credit worthiness of its customers' financial position and monitors accounts on a periodic basis, but typically does not require collateral related to trade receivables.

                          PROPERTY, EQUIPMENT AND SOFTWARE

                          Property, equipment and software are stated at cost. Depreciation is provided on a straight line method based upon the following useful lives:


                         -------------------------------------------------------
                         Office equipment                         2 - 5 years
                         Computer equipment                       2 - 4 years
                         Furniture and fixtures                    5 -7 years
                         Software technology                        5 years
                         -------------------------------------------------------


                          LONG-LIVED ASSETS

                          The Company follows SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). In accordance with SFAS 121, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

                          There were no impairment losses recorded in the years ended December 31, 1999 and 1998.

                          INTANGIBLE ASSETS

                          Intangible assets are comprised primarily of goodwill arising from the PowerCerv acquisition and related costs. Such asset values are amortized over a period of five years.

                          USE OF ESTIMATES

                          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates used by the Company include the valuation of the allowances for doubtful accounts and the useful lives ascribed to property, equipment, software and goodwill.


  3.    Accounts          Accounts receivable  includes unbilled  receivables of
        Receivable        $155,000  and  $87,000  under  contracts  to  purchase
                          services   as   of   December 31,   1999   and   1998,
                          respectively.   Such   amounts   are   billable   upon
                          completion of performance milestones and are expected to be collected within one year.


  4.    Property,         Major  classes of property,  equipment  and  software,
        Equipment and     net, consist of the following:
        Software

                         DECEMBER 31,                        1999         1998
                         -------------------------------------------------------
                         Office equipment             $    41,306      $     -
                         Computer equipment               406,490       23,966
                         Software technology              895,750            -
                         Furniture and fixtures            95,886          944
                         -------------------------------------------------------
                                                        1,439,432       24,910
                         Less: Accumulated
                               depreciation              (211,258)      (6,934)
                         -------------------------------------------------------
                                                      $ 1,228,174      $17,976
                         -------------------------------------------------------


                          Depreciation  expense totaled  $213,647 and $5,901 for
                          the  years   ended   December   31,   1999  and  1998,
                          respectively.


  5.    Intangible Assets Intangible  assets,  net,  are  comprised  of goodwill related to the PowerCerv acquisition ($7,885,341 at December 31, 1999) less accumulated amortization of $1,182,801.

                          Amortization expense totaled $1,182,801 for the year ended December 31, 1999.

  6.    Accrued Expenses  At  December  31,  1999  and  1998,  accrued  expenses consist of the following:


                         DECEMBER 31,                        1999         1998
                         -------------------------------------------------------
                         Compensation and benefits       $217,581     $188,140
                         Interest                         164,624            -
                         Other                            157,513       16,746
                         -------------------------------------------------------
                                                         $539,718    $ 204,886
                         -------------------------------------------------------


  7.    Borrowings        LINE OF CREDIT

                          In June 1999, the Company secured a $4 million line of credit from a bank with an interest rate of LIBOR plus 2.5% (8.33% at December 31, 1999). This line of credit was secured by all of the Company's assets and guaranteed by certain shareholders. On February 29, 2000, the terms of the line of credit were amended and the borrower was changed to IBS Interactive, Inc. ("IBS") (see Note 14). This new facility is secured by IBS' assets and has a rate of prime plus 2% and is due in a series of installments through August 29, 2000.

                          LONG-TERM NOTES PAYABLE

                          As part of the consideration for the PowerCerv acquisition, the Company issued three notes payable totaling $5,098,540. Of the total amount $4,271,046 was paid off during June 1999. The balance outstanding at December 31, 1999 $827,500 accrues interest at 4.56% per annum and has maturities of $209,970 in 2001, $225,786 in 2002, $236,259 in 2003 and $155,485
                          in 2004. The effects of adjusting these notes to fair value as of the acquisition date were not considered material. Interest expense on such notes totaled approximately $180,000 in 1999.

                          CONVERTIBLE DEBT

                          During 1999, the Company sold $3,000,000 of 9% convertible subordinated debentures with a five-year term which was convertible into common stock at $1.75 per share; of the total sale, $1,500,000 of the debentures were sold to two existing shareholders and officers at the same terms afforded to others.

                          The total debt was converted into shares of Company common stock on March 1, 2000 in conjunction with selling the outstanding shares of the Company to IBS as discussed in Note 14 below.

  8.    Income Taxes      The provision  (benefit) for income taxes  consists of
                          the following:

                         DECEMBER 31,                        1999         1998
                         -------------------------------------------------------
                         Current:
                           Federal                      $       -     $134,038
                           State                                -       20,172
                         -------------------------------------------------------
                                                                -      154,210

                         Deferred:
                           Federal                         (4,429)       2,270
                           State                             (634)         325
                         -------------------------------------------------------
                                                           (5,063)       2,595
                         -------------------------------------------------------
                                                          $(5,063)    $156,805
                         -------------------------------------------------------


                          As discussed in Note 2, the Company changed from a "C" corporation to a "S" corporation as of January 1, 1999; therefore, the 1999 benefit relates to a reduction of previously recorded deferred tax liabilities.

                          The deferred income tax liability at December 31, 1998 reflects the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's only significant temporary difference is related to the basis difference in property and equipment related to the use of accelerated depreciation for tax purposes.

                          The difference in the Company's 1999 effective tax rate when compared to the Federal statutory rate of 34% principally relates to: (i) the Company's benefit for taxes, as an "S" Corporation, reverts to the shareholders rather than the Company and (ii) the benefit of the Company's change in tax status described in note 2. The difference in the Company's 1998 effective tax rate when compared to the Federal statutory rate of 34% principally relates to state taxes.

  9.    Benefit Plans     During   1997,   the   Company   initiated   the   ROI
                          Consulting,  Inc. 401(k)  Retirement Saving Plan  (the
                          "ROI 401(k) Plan") effective May 2, 1997, for the benefit of the employees hired with the Company prior to April 1, 1999. This ROI 401(k) Plan is funded by certain employee payroll deductions. In addition, the Company has the option to contribute to the ROI
                          401(k) Plan on the employee's behalf. The Company did not make any contributions to the ROI 401(k) Plan during 1999 or 1998.

                          For employees associated with the PowerCerv acquisition and employees hired after March 31, 1999, the Company adopted the PowerCerv Corporation 401(k) Profit Sharing Plan (the "Multiple Employer 401(k) Plan") which is a multiple employer plan. This Multiple Employer 401(k) Plan covers employees who meet established eligibility requirements. Under the Multiple Employer 401(k) Plan, the Company may match participant contributions. During 1999, the Company matched 30% of participant contributions to a maximum matching amount of 6% of participant base compensation. Total Company contributions were approximately $156,500 during the year ended December 31, 1999.


 10.    Major Customers   One  customer   accounted  for  12%  and  69%  of  the
                          Company's  revenues  for the years ended  December 31,
                          1999 and 1998,  respectively.  At  December  31,  1999
                          and 1998 accounts receivable from this customer were $118,935 and $226,111, respectively.


 11.    Commitments       The  Company   conducts  its   operations   in  leased
                          facilities. The remaining lease terms range from one month to three and one-half years. Rental expenses under operating leases approximated $254,000 and $800 during the years ended December 31, 1999 and 1998, respectively.

                          Future minimum lease payments under non-cancelable operating lease agreements during the years following December 31, 1999 are approximately $155,000 for the year ending December 31, 2000; $76,000 for the year ending December 31, 2001; $68,000 for the year ending December 31, 2002; $19,000 for the year ending December 31, 2003 and $2,000 for the year ending December 31, 2004.


 12. Related Party A Shareholder and officer of the Company also serves Transactions as a Director of PowerCerv. The Company transacts business with PowerCerv on a regular basis. During the
                          year ended December 31, 1999, the Company   recognized
                          revenues   of  $494,541,  for  services   rendered  to
                          PowerCerv and incurred expenses of $158,859, for services received and ongoing facility costs. In addition, the Company capitalized costs of $895,750 for software developed by PowerCerv and utilized in the Company's operations. Amounts due from and due to PowerCerv at December 31, 1999 totaled $281,656 and
                          $408,757, respectively.

                          In March 1999, a shareholder and officer contributed 700,000 shares of personally owned PowerCerv stock to the Company. In return, the shareholder and officer received 1,680,000 shares of Company common stock with an ascribed value of $1,575,000. The value of the 1,680,000 shares was based on the value assigned to the PowerCerv stock in consummating the acquisition described in note 1.

                          At December 31, 1999, the Company had a subordinated note payable in the amount of $827,500 to PowerCerv that was issued in connection with the acquisition described in note 1.




 13.    Supplemental      In   connection   with  the   PowerCerv   acquisition,
        Cash Flow         liabilities were assumed as follows:
        Information


                         -------------------------------------------------------
                         Fair value of assets acquired               $9,128,546
                         Cash paid                                   (2,455,000)
                         Fair value of issued equity securities      (1,575,000)
                                                                    ------------
                         Liabilities assumed (including notes
                           payable)                                  $5,098,546
                         -------------------------------------------------------


                          Cash  paid  for   interest   totaled   $181,831   and
                          $4,050,   respectively,   in  1999   and   1998.  Cash
                          paid for  income  taxes  totaled   $1,423 and $150,448
                          respectively, in 1999 and 1998.


 14.    Subsequent Event  In  March, 2000,   the   stockholders   sold  the
                          outstanding  shares of  the Company to IBS in exchange
                          for 975,000  shares  (50,000  shares  of which will be
                          reserved upon settlement  of certain  matters)  of IBS
                          common  stock and a $500,000  unsecured,  subordinated
                          note   (accruing   interest   at  6%  per  annum)  and
                          assumption of debt approximating $4,200,000.



          (B)  PRO FORMA FINANCIAL INFORMATION.

          1. Pro forma unaudited condensed statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 ( a condensed pro forma balance sheet as of March 31, 2000, reflecting the acquisition, are not presented herein since the effects of the digital fusion acquisition are reflected in the Company's financial statements included in Form 10-QSB for the period ended March 31, 2000 and filed with the Securities & Exchange Commission on May 15, 2000.

                              IBS INTERACTIVE, INC.
               PRO FORMA UNAUDITED CONDENSED FINANCIAL INFORMATION


The accompanying pro forma unaudited condensed statements of operations are based upon the historical consolidated financial statements of IBS Interactive Inc. ("IBS" or the "Company") and digital fusion Inc. ("digital fusion") adjusted to give effect to the acquisition of digital fusion by IBS, accounted for as a purchase, as if the acquisition had occurred at January 1, 1999. IBS acquired the outstanding shares of digital fusion in exchange for 925,000 shares of unregistered IBS common stock (an additional 50,000 shares may be issued in the future pending the resolution of certain adjustments) and a three year $500,000 subordinated note bearing interest at 6% per annum. In connection with the acquisition, $3,000,000 of 9% convertible subordinated debentures were converted into digital fusion common stock. The pro forma statements of operations are not necessarily indicative of the results that would have been obtained if the acquisition had occurred on the date indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that the Company believes are reasonable. The pro forma condensed financial information should be read in conjunction with the Company's historical consolidated financial statements and notes thereto and the historical consolidated financial statements of digital fusion and the notes thereto.



Year Ended December 31, 1999
                                     HISTORICAL
                             ----------------------   POWERCERV
                                         DIGITAL      PRO FORMA    PRO FORMA    PRO FORMA
                                 IBS     FUSION      ADJUSTMENTS  ADJUSTMENTS  AS ADJUSTED
                                                        (A)
                             ------------------------------------------------------------
(UNAUDITED, IN THOUSANDS,
EXCEPT SHARE DATA)

REVENUES                      $ 18,774   $ 9,561       $ 2,539    $     -       $ 30,874
Cost of services                13,003     6,113         1,621          -         20,737
                             ------------------------------------------------------------
Gross profit                     5,771     3,448           918          -         10,137
Operating expenses:
     Selling, general and
       administrative           10,545     3,205           694          -         14,444
     Amortization of
       intangible assets           514     1,182           388      2,034(B)       4,118
     Compensation
       expense-non-cash            332         -             -          -            332
     Merger expenses               232         -             -          -            232
                             ------------------------------------------------------------
Operating income (loss)         (5,852)     (939)         (164)    (2,034)        (8,989)
Interest (expense) income,
  net                               35      (422)           (9)       143(C)        (253)
Other expense, net                (376)        -             -          -           (376)
                             ------------------------------------------------------------
Income (loss) before income
  taxes                         (6,193)   (1,361)         (173)    (1,891)        (9,618)
Tax benefit (provision)            (45)        5                        -            (40)
                             ------------------------------------------------------------
NET INCOME (LOSS)             $ (6,238)  $(1,356)      $  (173)   $(1,891)      $ (9,658)
                             ============================================================
LOSS PER BASIC AND DILUTED
  SHARE                       $  (1.45)                                         $  (1.83)
                             ============                                     ===========

Weighted average common
shares outstanding
Basic                        4,310,458                            975,000      5,285,458
Diluted                      4,310,458                            975,000      5,285,458






                             IBS INTERACTIVE, INC.
         PRO FORA UNAUDITED CONDENSED FINANCIAL INFORMATION (CONTINUED)


Three Months Ended March 31, 2000

                                     HISTORICAL
                             ----------------------
                                         DIGITAL                   PRO FORMA    PRO FORMA
                                 IBS     FUSION                   ADJUSTMENTS  AS ADJUSTED
                             ------------------------------------------------------------

(UNAUDITED, IN THOUSANDS,                    (D)
EXCEPT SHARE DATA)

REVENUES                      $  5,412   $ 1,670                  $     -       $  7,082
Cost of services                 4,300     1,145                        -          5,445
                             -------------------------------------------------------------

Gross profit                     1,112       525                        -          1,637
Operating expenses:
     Selling, general and
       administrative            3,462       853                        -          4,315
     Amortization of
       intangible assets           391       263                      273(B)         927
     Compensation
       expense-non-cash            237         -                        -            237
     Severance and
       Restructuring               865         -                        -            865
                             -------------------------------------------------------------

Operating income (loss)         (3,843)     (591)                    (273)        (4,707)
                             -------------------------------------------------------------

Interest expense (income),
  net                               (1)       94                      (60)(E)         33

Income (loss) before income
  taxes                         (3,842)     (685)                    (213)        (4,740)
Tax provision                       (5)                                 -             (5)
                             -------------------------------------------------------------
NET INCOME (LOSS)             $ (3,847)  $  (685)                 $  (213)      $ (4,745)
                             =============================================================

LOSS PER BASIC AND DILUTED
  SHARE                       $  (0.72)                                         $  (0.78)
                             ============                                      ===========

Weighted average common
shares outstanding
Basic                        5,377,553                            676,944(F)   6,054,497
Diluted                      5,377,553                            676,944      6,054,497



IBS INTERACTIVE, INC.

FOOTNOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Adjustments  to  reflect  the   acquisition  of  digital   fusion,   inc. by IBS
Interactive, Inc. as if such acquisition had occurred as of January 1, 1999 are as follows:

A. The acquisition of the education and consulting division of PowerCerv ("PowerCerv Division") by digital fusion, inc. occurred on April 1, 1999. This pro forma adjustment reflects the operating results of the PowerCerv division as if that acquisition had occurred on January 1, 1999. Certain amounts have been reclassified to conform to the Company's presentation.

B. Reflects the amortization of intangible assets arising from the acquisition of digital fusion, inc.

C. Reflects reductions in interest expense of $203,000 from the conversion of $3,000,000 of DF Convertible Debt to digital fusion common stock (the conversion occurred in connection with the acquisitions); such reductions were offset by the interest expense arising from the Subordinated Note ($60,000).

D. This pro forma adjustment reflects the operating results of digital fusion for the two months ended February 29, 2000.

E. Reflects reductions in interest expense of $67,000 from the conversion of $3,000,000 of DF Convertible Debt to common stock and offset by the interest expense arising from the Subordinated Note ($7,000), as if such shares were outstanding for the entire three month period.

F. Reflects the incremental weighted average number of shares issued in the period of acquisition, as if such shares were outstanding for the entire three-month period.

               (C)  EXHIBITS.

               The following exhibits are included as part of this
               Report:

               2.1* Agreement and Plan of Merger dated as of March 1, 2000 among
                    Sean D. Mann, Roy E. Crippen III, Michael Mandt, Ali A. Husain, Robert E. Siegmann, digital fusion, inc. a Florida corporation ("digital fusion"), and Digital Fusion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBS Interactive, Inc.

              99.1* Press release of IBS, dated March 2, 2000.

               --------------------
               * Incorporated by reference to the Current Report on Form 8-K filed on March 24, 2000.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IBS INTERACTIVE, INC.



Date: May 16, 2000                   By:    /s/ Nicholas R. Loglisci, Jr.
--------------------------------     -------------------------------------------
                                     Name: Nicholas R. Loglisci, Jr.
                                     Title: President and Chief Executive
                                     Officer